CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-24895, 33-62950, 33-02895, and 33-33098) and S-8
(Nos. 2-79671, 33-10169, 33-38362 and 33-44663) of Cleco Corporation of our
report dated January 31, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 29, 2000